UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2001

MINIMED INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		95-4408171

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

18000 Devonshire Street, Northridge, California		91325

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (818) 362-5958

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On August 13, 2001, Judge Andrew J. Mohr of the Superior Court of the State of California for the County of Los Angeles, Central District, denied defendant MiniMed Inc.’s motion to stay the proceedings in Lezin v. MiniMed Inc., et. al.

     The case is one of two class actions commenced in connection with the pending merger involving the MiniMed Inc. (the “Company”) and Medtronic Inc. in which claims are asserted against the Company and its directors for breach of fiduciary duty. The second case is pending in the Delaware Court of Chancery.

     The Company’s motion for a stay, if granted, would have cause the proceedings in the Lezin case to come to a halt in favor of the Delaware proceedings. The attorneys for the plaintiffs in the Lezin case have indicated their intent to seek preliminary injunctive relief preventing the consummation of the merger. The meeting of MiniMed’s stockholders to vote on the merger is scheduled for August 22, 2001 and the closing is expected to occur shortly thereafter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2001		MINIMED INC.

	By:	/s/ Eric S. Kentor

	Name:	Eric S. Kentor

	Its:	Senior Vice President, General Counsel and Secretary

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